SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

            June 3, 2002
Date of Report (Date of earliest event reported)

                   Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Page 1 of 4 Pages
Exhibit Index on Page 4

Item 5.    Other Events.

         On June 3, 2002, Lincoln National Corporation ("Lincoln") issued $250,000,000 principal amount of its 5.25% Notes due June 15, 2007 (the “Notes”) pursuant to an Underwriting Agreement dated May 29, 2002 (the “Underwriting Agreement”) and a Pricing Agreement dated May 29, 2002 (the “Pricing Agreement”) among Lincoln and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc One Capital Markets, Inc., First Union Securities, Inc. and Fleet Securities, Inc. The Notes were issued pursuant to that certain Indenture dated as of September 15, 1994 between Lincoln and The Bank of New York, as trustee. The Notes have been registered under the Securities Act of 1933 pursuant to Registration Statements on Form S-3, as amended (Nos. 333-84728, 33-59785 and 33-01433) (the “Registration Statements”) previously filed with the Securities and Exchange Commission under the Securities Act of 1933. Copies of the Underwriting Agreement, the Pricing Agreement, the form of Note, and opinion of counsel relating to the offering of the Notes pursuant to the Registration Statements are attached hereto as Exhibits 1.1, 1.2, 4.1 and 5.1, respectively, and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

               (c)  Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement dated May 29, 2002

1.2	Pricing Agreement dated May 29, 2002 among Lincoln and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc One Capital Markets, Inc., First Union Securities, Inc. and Fleet Securities, Inc.

4.1	Form of Note

5.1	Opinion of Sonnenschein Nath & Rosenthal

Page 2 of 4 Pages

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By /s/ John L. Steinkamp Name: John L. Steinkamp Title: Vice President

Date: June 6, 2002

Page 3 of 4 Pages

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated May 29, 2002

1.2	Pricing Agreement dated May 29, 2002 among Lincoln and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc One Capital Markets, Inc., First Union Securities, Inc. and Fleet Securities, Inc.

4.1	Form of Note

5.1	Opinion of Sonnenschein Nath & Rosenthal

Page 4 of 4 Pages